Digirad Corporation 8-K

Exhibit 10.3

PUT OPTION STOCK PURCHASE AGREEMENT

This Put Option Stock Purchase Agreement (this “Agreement”), is dated as of September 10, 2019, and is entered into by and between Jeffrey Eberwein (“Buyer”) and Digirad Corporation, a Delaware corporation (“Seller”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual obligations set forth in this Agreement, the parties hereto agree as follows:

1.           Purchase and Sale of the Shares.  Subject to the satisfaction or waiver of the conditions set forth in Sections 4 and 5 of this Agreement, upon three business days’ written notice (the “Notice”) by Seller to Buyer, given at any time during the 365 days following the Merger (as defined below), Seller shall sell and Buyer shall purchase in one or more Closings (as hereinafter defined) up to an aggregate of 100,000 shares of 10.0% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share (the “Shares”), of Seller for a purchase price (the “Purchase Price”) payable by wire transfer to Seller of immediately available funds equal to $10.00 per Share. The exact number of Shares to be purchased by Buyer at each Closing shall be stated in the applicable Notice and shall be determined by Seller in its sole discretion (up to an aggregate of 100,000 Shares).

2.           Representations and Warranties of Seller.  Seller represents and warrants to Buyer as follows as of the date of this Agreement and as of each Closing Date:

(a)            Good Standing.  Seller is a corporation, duly organized, validly existing, and in good standing under the laws of the state of Delaware.

(b)           Due and Valid Issuance.  At each Closing, the Shares will be duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

(c)            Authority and Consent.  Seller has all requisite power, legal capacity, and authority to enter into and perform Seller’s obligations under this Agreement, and no approval or consent of, or filing or registration with, any court, governmental or regulatory agency or authority or other third party is necessary or required to consummate the transactions contemplated hereby, other than required filings with the Securities and Exchange Commission (“SEC”). All action on the part of Seller necessary for the execution and delivery of this Agreement, and the performance and consummation of the transactions contemplated hereby, has been taken.  Upon execution and delivery by Seller, this Agreement will constitute a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

(d)          No Violation or Breach.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) will be in compliance with all applicable agreements to which Seller is a party and that govern the rights and obligations of the Shares, and (ii) will not violate or result in the breach by Seller of, or constitute a default under, or conflict with, or cause any acceleration of any obligation with respect to any provision or restriction of any material loan, mortgage, lien, agreement, contract, instrument, order, judgment, award, decree, or any other restriction of any kind or character to which any material assets or properties of Seller is subject or by which Seller is bound.

(e)        No Litigation.  There is no litigation or governmental or administrative proceeding or investigation pending with respect to the Shares or, to the actual knowledge of Seller after reasonable inquiry or investigation, threatened against Seller with respect to the Shares, nor, to the knowledge of Seller, has there occurred any event or does there exist any condition on the basis of which any such claim may be asserted.

(f)        No General Solicitation or Advertising.  At no time has Seller presented Buyer or any other party with or solicited Buyer or any other party through any article, notice, or other communication published in any newspaper or other leaflet, public promotional meeting, television, radio or other broadcast or transmittal advertisement, or any other form of general solicitation or advertising.

(g)           Full Disclosure.  No Form 10-K, Form 10-Q, Form 8-K or Registration Statement No. 333-232738 and any prospectus supplement thereto (the “Registration Statement”) filed by Seller with the SEC contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading unless corrected in a later filing prior to the date hereof.

(h)          Brokers.  No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

3.           Representations and Warranties of Buyer.  Buyer hereby represents and warrants to Seller as follows as of the date of this Agreement and as of each Closing Date:

(a)           Good Standing.  If Buyer is not a natural person, Buyer is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)           Authority and Consent.  Buyer has the right, power, legal capacity, and authority to enter into and perform Buyer’s obligations under this Agreement, and no approval or consent of any governmental or regulatory authority or other person is necessary in connection herewith.  All action on the part of Buyer necessary for the execution and delivery of this Agreement, and the performance and consummation of the transactions contemplated hereby, has been taken.  Upon execution and delivery by Buyer, this Agreement will constitute a valid and binding obligation of Buyer enforceable against buyer in accordance with its terms.

(c)           No Violation or Breach.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate or result in the breach by Buyer of, or constitute a default under, or conflict with, or cause any acceleration of any obligation with respect to any provision or restriction of any material loan, mortgage, lien, agreement, contract, instrument, order, judgment, award, decree, or any other restriction of any kind or character to which any material assets or properties of Buyer is subject or by which Buyer is bound.

(d)           Purchase Entirely for Own Account.  Buyer is acquiring the Shares for its own account only and not with a view to, or for resale in connection with, any “distribution” of the Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and Buyer has no contract, undertaking, or arrangement to sell or transfer the Shares to another person. Buyer has determined to purchase the Shares based on Buyer’s own investigation of Seller.

(e)           Available Information.  Buyer (i) has been furnished by Seller all information regarding Seller, the Shares and any additional information that Buyer, its representative, attorney and/or accountant deem necessary to enable it to make an informed investment decision concerning the purchase of the Shares; (ii) has been provided an opportunity for a reasonable time prior to the date hereof to obtain additional information concerning the Shares, Seller and all other information to the extent Seller possesses such information or can acquire it without unreasonable effort or expense; (iii) has been given the opportunity for a reasonable time prior to the date hereof to ask questions of, and receive answers from, Seller or its representatives concerning the terms and conditions of the Shares and other matters pertaining to an investment in the Shares, or that which was otherwise provided in order for them to evaluate the merits and risks of a purchase of the Shares to the extent Seller possesses such information or can acquire it without unreasonable effort or expense; and (iv) has determined that the Shares are a suitable investment for Buyer and that at this time Buyer has no need for liquidity in an investment in the Shares and could bear a complete loss of its investment in the Shares.

(f)          Absence of Representations and Warranties.  Except as set forth in Section 2, Buyer confirms that neither Seller nor anyone purportedly acting on behalf of Seller has made any representations, warranties, agreements, or statements, express or implied, respecting the Shares or the business, affairs, financial condition, plans, or prospects of Seller nor has Buyer relied on any representations, warranties, agreements, or statements in the belief that they were made on behalf of any of the foregoing nor has Buyer relied on the absence of any such representations, warranties, agreements, or statements in reaching Buyer’s decision to purchase the Shares.

(g)         Shares Restricted.  Buyer understands that the Shares will be “restricted securities” within the meaning of Rule 144 under the Securities Act and that Buyer may be considered an “affiliate” of Seller as referenced in such Rule.

(h)           No Registration.  Buyer acknowledges that the Shares have not been registered under the Securities Act or the securities laws of any state, and the Shares cannot be resold unless the shares are registered for resale or an exemption from registration is available.  Buyer further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements, including the time and manner of sale, the holding period for the Shares, and requirements relating to the Company that are outside of such Buyer’s control, and which Seller is under no obligation and may not be able to satisfy.

(i)            Legends.  Buyer acknowledges that the certificate(s) or book-entry record evidencing the Shares will bear a restrictive legend (i) stating that the Shares may not be sold, transferred, hypothecated, or otherwise distributed in the absence of an effective registration under the Securities Act and any applicable state securities laws or the receipt of an opinion of counsel that is satisfactory to the Company that such registration is not required, and (ii) as required by the securities laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

(j)            No General Solicitation or Advertising.  The offer to sell the Shares was communicated directly to Buyer by Seller or Seller’s agent.  At no time was Buyer presented with or solicited by or through any article, notice or other communication published in any newspaper or other leaflet, public promotional meeting, television, radio or other broadcast or transmittal advertisement or any other form of general solicitation or advertising.

(k)          Accredited Investor.  Buyer is an Accredited Investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.  Buyer (i) can bear the economic risk of the purchase of the Shares, including the complete loss of Buyer’s investment, and (ii) has sufficient knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of Buyer’s purchase of the Shares.

(l)            Brokers.  No broker, finder, or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transaction contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

4.          Conditions Precedent to Buyer’s Performance.  The obligations of Buyer under this Agreement are subject to the satisfaction or waiver, at or before each Closing, of all the conditions set out below in this Section 4.

(a)           Accuracy of Seller’s Representations and Warranties.  All representations and warranties by Seller in this Agreement, or in any written statement that shall be delivered to Buyer by Seller pursuant to this Agreement, shall be true on and as of the Closing Date (as hereinafter defined) as though such representations and warranties were made on and as of that date.

(b)           Performance by Seller.  Seller shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by Seller on or before the Closing Date.

(c)             Completion of Merger.  The merger of Digirad Acquisition Corporation with and into ATRM Holdings, Inc. (“ATRM”), with ATRM as the surviving entity (the “Merger”), shall have become completed in accordance with that certain Agreement and Plan of Merger, dated as of July 3, 2019, by and among Seller, ATRM and Digirad Acquisition Corporation.

(d)             No Material Adverse Change.  There shall not have occurred a material adverse change in the condition of Seller.

5.             Conditions Precedent to Seller’s Performance.  The obligations of Seller under this Agreement are subject to the satisfaction or waiver, at or before the Closing, of all the following conditions.

(a)         Accuracy of Buyer’s Representations and Warranties.  All representations and warranties of Buyer contained in this Agreement or in any written statement delivered by Buyer pursuant to this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of that date.

(b)         Performance by Buyer.  Buyer shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by Buyer on or before the Closing Date.

(c)         Completion of Merger.  The Merger shall have been completed.

6.             Closings.  Each closing of the transactions contemplated by this Agreement (the “Closing”) shall take place via the electronic exchange of documents as specified in Section 1 above, or at such other time, place, and manner as the parties may agree to in writing.  The date of each Closing is herein called a “Closing Date”.

(a)         Obligations of Seller.  At the Closing, Seller shall deliver to Buyer, or cause Seller’s transfer agent to deliver to Buyer, a certificate or copy of the electronic book-entry record evidencing issuance of the Shares to Buyer.

(b)         Obligations of Buyer.  At the Closing, Buyer shall deliver to Seller the Purchase Price by wire transfer to an account designated by Seller.

7.            Miscellaneous.

(a)      Further Assurances.  Each of the parties hereto shall execute and deliver any and all such other instruments, documents, and agreements and take all such actions as either party may reasonably request from time to time in order to effectuate the purposes of this Agreement.

(b)        Controlling Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without application of the conflict of laws principles thereof.

(c)        Binding Nature of Agreement; No Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no party may assign or transfer its rights or obligations under this Agreement without the prior consent of the other party hereto.

(d)     Entire Agreement.  This Agreement contains the entire understanding between the parties hereto with respect to the purchase and sale of the Shares, and supersedes all prior and contemporaneous agreements and understandings, inducements, or conditions, express or implied, oral or written, between the parties hereto, with respect to the purchase and sale of the Shares.  Except as otherwise expressly provided herein, this Agreement may not be modified or amended other than by an agreement executed in writing by the parties hereto.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision.

(e)           Notices.  All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made, and received when delivered against receipt, when sent by email, or one day after being sent by a nationally recognized overnight carrier, addressed as set forth below:

(i)	If to Buyer:

53 Forest Ave., 1st Floor

Old Greenwich, CT 06870

Attention:  Jeffrey Eberwein

Email: je@lonestarvm.com

(ii)	If to Seller:

Digirad Corporation

1048 Industrial Court

Suwanee, GA 30024

Attention:  Matthew Molchan, Chief Executive Officer

Email:  matt.molchan@digirad.com

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

(f)          Survival of Representations and Warranties.  All representations and warranties made or undertaken by each party in this Agreement shall survive the applicable Closing Date for a period of 24 months.  The covenants and agreements of the parties hereto contained herein shall survive in accordance with their respective terms, and this Section 7(g) shall not limit any covenant or agreement of the parties that contemplates performance after the Closing.

(g)         Counterparts.  This Agreement may be executed in any number of counterparts, which shall, collectively, constitute one agreement, and may be executed by email pdf transmission of an executed counterpart of or signature page to this Agreement and any email pdf or photocopy of an executed counterpart of or signature page to this Agreement shall be given the same effect as the original.

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IN WITNESS WHEREOF, Seller and Buyer have executed and delivered this Agreement as of the day and year first above written.

BUYER:

/s/ Jeffrey Eberwein
Jeffrey Eberwein

SELLER:

DIGIRAD CORPORATION

By:	/s/ Matthew Molchan
Name: Matthew Molchan
Title: Chief Executive Officer

[Signature Page to Digirad Corporation Put Option Stock Purchase Agreement]